Exhibit 4.4
NUMBER
SPECIMEN CLASS B COMMON STOCK CERTIFICATE
SHARES
C- SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP [ ]
BETTER HOME AND FINANCE HOLDING COMPANY
CLASS B COMMON STOCK
THIS CERTIFIES THAT _____________ is the owner of _________________ shares of Class B Common Stock, par value $0.0001 per share (each, a “Class B Common Share”), of Better Home and Finance Holding Company, a Delaware corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.
Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent
Better Home and Finance Holding Company
The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — Custodian
	(Cust)	(Minor)

TEN ENT — as tenants by the entireties	Under Uniform Gifts to Minors Act
(State)

JT TEN — as joint tenants with right of
survivorship and not as tenants in
common

Exhibit 4.4
Additional abbreviations may also be used though not in the above list.
For value received, ________________________ hereby sells, assigns and transfers unto _______________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))
(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))
Class B Common Shares represented by the within certificate, and do hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said Class B Common Shares on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.
Signature(s) Guaranteed by:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).